UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 16, 2008

GS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Louisiana	000-22269	72-1341014
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3798 Veterans Boulevard, Metairie, Louisiana		70002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 457-6220

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)       Not applicable.

(b)       Not applicable.

(c)       On December 16, 2008, the Board of Directors of GS Financial Corp. (the "Company") appointed Stephen F. Theriot, as Senior Vice President and Chief Financial Officer of the Company and its wholly owned subsidiary, Guaranty Savings Bank (the "Bank").  Previously, Mr. Theriot, age 35, served as the Vice President and Chief Operating Officer of the Bank since February 2007 and assumed the additional duties of principal financial officer of the Company and the Bank in September 2008.  Mr. Theriot previously served as Controller of Mutual Savings and Loan Association, in Metairie, Louisiana. Prior thereto, Mr. Theriot served as a Senior Auditor in the Audit and Assurance Business Services Department of Ernst & Young LLP for three years.  Mr. Theriot is a licensed certified public accountant and received his Bachelor of Science in Accounting from Louisiana State University.  There are no family relationships between any director or executive officer of the Company and Mr. Theriot, and there are no other disclosures with respect to Mr. Theriot required pursuant to Items 401(b), 401(d) or 404(a) of Regulation S-K of the SEC.

(d)       Not applicable.

(e)       Not applicable.

(f)        Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GS FINANCIAL CORP.

Date: December 18, 2008	By:	/s/ Stephen E. Wessel
Stephen E. Wessel
President and Chief Executive Officer